UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 6, 2016

VITAXEL GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-201365	30-0803939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Mount Davys Road, Cullybacky, Ballymena, Co. Antrim Northern Ireland	BT421JH
(Address of principal executive offices)	(Zip Code)

00447751273487

(Registrant’s telephone number, including area code)

ALBERO, CORP.

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2016, the holder (the “Majority Stockholder”) of approximately 78.43% of the voting power of outstanding shares of our common stock, par value $0.001 per share, approved by written consent, in accordance with Nevada law, Amended and Restated Articles of Incorporation (the “Restated Articles”) which, among other things (i) changed of our name from “Albero, Corp.” to “Vitaxel Group Limited” (the “Name Change”) and (ii) increased our number of authorized shares of capital stock from 75,000,000 shares of common stock, par value $0.001 per share to 7,100,000,000 shares, consisting of (a) 7,000,000,000 shares of common stock, par value $0.000001 per share (the “Common Stock”) and (b) 100,000,000 shares of preferred stock, par value $0.000001 per share (the “Share Increase”). The Restated Articles, including the Name Change and the Share Increase, and their execution and filing were previously authorized by the sole member of the Board of Directors on December 21, 2015.

We are currently engaged in discussions with the two private Malaysian companies (the “Vitaxel Companies”) regarding a possible business combination involving our companies. The Vitaxel Companies engage in the direct selling of products and services utilizing a multi-level marketing model with an emphasis on travel, entertainment and lifestyle products and services and in the development of online shopping platforms geared to their members and to the third party suppliers of products and services. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with any transaction. With the permission of the Vitaxel Companies, we are changing our name to “Vitaxel Group Limited” to facilitate these discussions. If the parties determine not to proceed with the business combination, we will change our name back to Albero, Corp. or adopt another name.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until and unless the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include: restricting dividends on the Common Stock, diluting the voting power of the common stock; impairing the liquidation rights of the Common Stock, or delaying or preventing a change in control of the Company without further action by the stockholders.

On January 8, 2015, we filed the Restated Articles with the Nevada Secretary of State to effectuate, among other things, the Name Change and the Share Increase. The Restated Articles are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The information in Item 5.03 above regarding the approval of the Restated Articles by written consent of our Majority Stockholder is incorporated herein by reference.

Item 8.01     Other Events.

In connection with the Name Change, we have submitted to the Financial Industry Regulatory Authority, Inc. (“FINRA”) a voluntary request for the change of our trading symbol. It is expected that the Name Change and our new trading symbol will be declared effective in the market by FINRA during the week commencing January 11, 2016. The Company will file an update to disclose the effective date of the Name Change and the change of its trading symbol upon our receipt of the announcement from FINRA.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAXEL GROUP LIMITED

Date: January 11, 2016	By:	/s/ Andriy Berezhnyy
Name: Andriy Berezhnyy Title: President